Exhibit 23(j)
Consent of Independent Auditors

Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A, No. 033-90888) of Transamerica Investors, Inc. and to the incorporation by reference of our report dated February 24, 2009 on Transamerica Premier Diversified Equity Fund, Transamerica Premier Equity Fund, Transamerica Premier Focus Fund, Transamerica Premier Growth Opportunities Fund, Transamerica Premier Balanced Fund, Transamerica Premier High Yield Bond Fund, Transamerica Premier Cash Reserve Fund, Transamerica Premier Institutional Bond Fund, Transamerica Premier Institutional Equity Fund, Transamerica Premier Institutional Small Cap Value Fund and Transamerica Premier Institutional Diversified Equity Fund (eleven of the Funds comprising Transamerica Investors, Inc.) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2008.

/s/ Ernst and Young

Los Angeles, California
April 24, 2009